As filed with the Securities and Exchange Commission on October 28, 2014

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940

Registration No. 811-7696

Amendment No. 20 |X|

(Check appropriate box or boxes.)

IOWA PUBLIC AGENCY INVESTMENT TRUST

(Exact Name of Registrant as Specified in Charter)

1415 28th Street, Suite 200

West Des Moines, Iowa 50266

(Address of Principal Executive Offices)(Zip code)

Registrant's Telephone Number, Including Area Code: (515) 244-5426

Beth Grob

Ahlers & Cooney, P.C.

100 Court Avenue, Suite 600,

Des Moines, Iowa 50309

(Name and Address of Agent for Service)

Copies of all communications to:

Gweneth K. Gosselink	John C. Miles, Esq.
1415 28th Street, Suite 200	Cline, Williams, Wright, Johnson & Oldfather, LLP
West Des Moines, IA 50266	1900 U.S. Bank Building, 233 S. 13th Street
Lincoln, Nebraska 68508

PART A

Items 1, 2, 3, 4 and 13 of Part A are omitted pursuant to Item B(2)(b) of the General Instructions to Form N-1A

Iowa Public Agency Investment Trust (“IPAIT” or “Trust”)

IPAIT Diversified Portfolio (“Diversified Portfolio” or “Portfolio”)

Item 5.

 Management

IPAIT has been established under Iowa law pursuant to Iowa Code Chapter 28E and Sections 331.555 and 384.21, which authorize Iowa cities, counties, city utilities, and other eligible participants to jointly invest monies pursuant to a joint investment agreement.  IPAIT was established by adoption of a Joint Powers Agreement and Declaration of Trust establishing the Iowa Public Agency Investment Trust as of October 1, 1987 and amended as of August 1, 1988, May 1, 1993, and September 1 2005, (the "Declaration").  Iowa Code permits judicial districts and rural water districts to participate in a joint investment agreement, and such entities are authorized to participate in IPAIT upon the approval of the Board of Trustees. A city, city utility, or county which is, respectively, a member of the Iowa League of Cities, the Iowa Association of Municipal Utilities, or the Iowa State Association of Counties (the "Sponsoring Associations") or other eligible participants can become a Participant in IPAIT by submitting an application and a certified copy of the form of authorizing resolution contained therein to Iowa Public Agency Investment Trust, c/o Miles Capital, 1415 28th Street, Suite 200, West Des Moines, Iowa 50266

IPAIT is a professionally managed common law trust organized and operated as a diversified open-end management investment company created with the objective of providing Iowa cities, counties, city utilities, and other eligible participants (the "Participants") with a convenient method for investing their funds in a manner that focuses on safety of principal and liquidity for operating funds, while maximizing current income consistent with those parameters.

Miles Capital, Inc. serves as the IPAIT Investment Adviser.

Item 6.

Purchase and Sale of Fund Shares

DIVERSIFIED PORTFOLIO

The Diversified Portfolio is a professionally managed portfolio of U.S. government and federal agency securities, certificates of deposit and other evidences of deposit at federally insured Iowa depository institutions authorized and secured pursuant to Iowa Code Chapter 12C, FDIC insured deposits or certificates of deposit invested pursuant to Iowa Code Section 12B10 (7), and collateralized perfected repurchase agreements. The Diversified Portfolio is operated as a money market fund subject to Rule 2a-7 under the Investment Company Act of 1940 as more fully described below.  Under Rule 2a-7 all such securities must have final maturities of no greater than 397 days; the Portfolio must maintain a maximum average dollar weighted maturity of 60 days or less; and the Portfolio must maintain a weighted average life of 120 days or less.

INVESTING IN DIVERSIFIED PORTFOLIO UNITS

There is no minimum initial or subsequent investment requirement.

Investments may be made at the net asset value per Unit next determined after an investment order has been received.  The net asset value of Portfolio Units is determined once daily at the close of the New York Stock Exchange (currently 3:00 p.m., Central Standard Time).

INCOME DISTRIBUTIONS - Net income for the Diversified Portfolio of IPAIT is declared each business day for Participants of record immediately before 3:00 p.m. Central Standard Time. Income distributions are accrued to Participants' accounts daily and reinvested in additional Units monthly for compounded interest.  Total distributions for each month are credited to Participants' accounts the first business day of the following month.  Distributions are automatically reinvested in Portfolio Trust Units unless cash payment has been requested.  Cash payments, if requested, will be made monthly.  If a Participant redeems the entire amount in its account during the month, income distributions accrued to the account from the beginning of the month through the date of redemption are paid into the account at that time, so a complete liquidation can be facilitated.

REDEEMING DIVERSIFIED PORTFOLIO UNITS - Units may be redeemed on any day on which the New York Stock Exchange is open for trading and which is not a federal holiday or a holiday officially observed by commercial banks in Iowa.  Units will be redeemed at the net asset value next computed after a withdrawal request in good order is received by the Administrator.

Proceeds from the redemption of Units will be transmitted to the Participant's local financial institution by means of the ACH system or by the Federal Reserve wire system.   A Participant has the ability to redeem Units from the Portfolio by the following methods:

(1)

An Authorized Official may redeem all or a portion of its Units by using IPASonline or telephoning (800) 872-4024 and furnishing the Participant’s name, name of the authorized Official initiating the transaction, the customer identification number of the authorized official, the IPAIT account number, and the amount to be redeemed, and the Participant’s account number to which the funds are to be transferred.

(2)

To redeem all or a portion of its Units by IPASonline or wire transfer to be sent the same day, an IPAIT representative must be notified or IPASonline instructions sent by 10:00 a.m. by a Participant's Authorized Official

(3)

A Participant may redeem all or a portion of its Trust Units by instructing the Administrator by letter mailed to the following address: Iowa Public Agency Investment Trust, 1415 28th Street, Suite 200, West Des Moines, Iowa 50266.

Item 7.

Tax Information

IPAIT and each of its participants are exempt from income taxes pursuant to Section 115 of the Internal Revenue Code.

Item 8.

Financial Intermediary Compensation

Not applicable.

Item 9.

Investment Objectives, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings

IPAIT is a professionally managed common law trust organized and operated as a diversified open-end management investment company created with the objective of providing Iowa cities, counties, city utilities, and other eligible participants (the "Participants") with a convenient method for investing their funds in a manner that focuses on safety of principal and liquidity for operating funds, while maximizing current income consistent with those parameters.

The Diversified Portfolio is invested in a  portfolio of U.S. government and federal agency securities, certificates of deposit and other evidences of deposit at federally insured Iowa depository institutions authorized and secured pursuant to Iowa Code Chapter 12C, FDIC insured deposits or certificates of deposit invested pursuant to Iowa Code Section 12B10 (7), and collateralized perfected repurchase agreements. The Diversified Portfolio is operated as a money market fund subject to Rule 2a-7 under the Investment Company Act of 1940 as more fully described below.  Under Rule 2a-7 all such securities must have final maturities of no greater than 397 days; the Portfolio must maintain a maximum average dollar weighted maturity of 60 days or less; and the Portfolio must maintain a weighted average life of 120 days or less.

The objective of the Diversified Portfolio IPAIT is to provide Participants with safety of principal, daily liquidity and the highest possible investment yield consistent with those requirements.

AUTHORIZED INVESTMENTS - Subject to the specific investment restrictions of the Diversified Portfolio described herein, assets of IPAIT will only be invested in securities specifically permitted for Participants under Iowa law, as it now or in the future may exist, including the following types of securities and instruments ("Permitted Investments").

(1)

Securities issued or guaranteed as to payment of principal and interest by the U.S. Government.  These include, for example, Treasury bills, bonds and notes which are direct obligations of the U.S. Government ("U.S. Government Securities").

(2)

Obligations issued or guaranteed as to payment of principal and interest by agencies or instrumentalities of the U.S. Government ("Federal Agency Securities").  Such agencies and instrumentalities include, for example, Federal Intermediate Credit Banks, Federal Home Loan Banks, the Federal National Mortgage Association, the Federal Home Loan Mortgage Company, and the Farmers Home Administration.  Such securities will include those supported by the full faith and credit of the United States Treasury or the right of the agency or instrumentality to borrow from the Treasury, as well as those supported only by the credit of the issuing agency or instrumentality.

(3)

Collateralized perfected repurchase agreements secured by securities in the immediately foregoing categories.  A repurchase agreement involves the sale of such securities to IPAIT with the concurrent agreement of the seller to repurchase them at a specified time and price to yield an agreed upon rate of interest. The securities collateralizing the agreement are held in custody and are regularly verified by the IPAIT Custodian for the benefit of IPAIT and are maintained daily in an amount equal to at least 102 percent of the value of the repurchase agreement. The collateral is delivered to the custodian (or to an independent triparty custodian) in order to perfect the security interest IPAIT holds in the securities.

(4)

Certificates of deposit ("CDs") and other evidences of deposit at federally insured Iowa depository institutions approved and secured pursuant to Iowa Code Chapter 12C or FDIC insured deposits or certificates of deposit invested pursuant to Iowa Code Section 12B10(7).

Every Permitted Investment shall be purchased on a delivery versus payment ("DVP") basis. No other settlement procedure is allowed.

MANAGEMENT POLICIES AND PROCEDURES - Following are the fundamental management policies and procedures for IPAIT. All investments are maintained in an IPAIT custodial account at Wells Fargo Bank, N.A., segregated for the Diversified Portfolio on behalf of IPAIT Participants.

(1)

IPAIT investment procedures require that each purchase or sale of a security be handled on a DVP basis. Funds for the purchase of an investment shall not be released to the seller until the security is delivered to the IPAIT Custodian.  Conversely a sold security shall not be released to the buyer until funds for the purchase price of the security have been received by the IPAIT Custodian.

(2)

IPAIT investment procedures prohibit "free delivery" transactions.  The Custodian shall never release assets from the IPAIT custodial accounts for purchases or sales of securities until the securities or funds are delivered.  Prohibiting "free delivery" settlements precludes movement of IPAIT program investments or funds to a third party anywhere.

(3)

Any material deviation (greater than 0.5 percent) from the amortized cost of investments shall be promptly reported by the Investment Adviser to the Board of Trustees.  If such deviation exceeds 0.5 percent, the Investment Adviser will consider what action, if any, should be initiated to reasonably eliminate or reduce material dilution or other unfair results to Participants.  Such action may include redemption of Trust Units in kind, selling portfolio securities prior to maturity, withholding distributions or utilizing a net asset value per Trust Unit based upon available market quotations.

(4)

The frequent trading of securities, including day trading for the purpose of realizing short-term gains, the purchase and sale of futures and options to buy or sell authorized investments, reverse repurchase agreements and other similar speculative or derivative transactions are expressly prohibited.

(5)

IPAIT may not make any investment other than Permitted Investments authorized by the provisions of the law applicable to the investment of funds by the Participants, as such laws may be amended from time to time.

(6)

IPAIT may not purchase any Permitted Investment for the Diversified Portfolio which has a maturity date more than 397 days (as defined in Rule 2a-7) from the date of purchase, unless subject to a perfected repurchase agreement, which such maturity shall be determined in accordance with Rule 2a-7 under the 1940 Act as it presently exists or as it may be amended in the future.

(7)

IPAIT may not purchase any Permitted Investment if the effect of such purchase by IPAIT would be to make the average dollar weighted maturity of the Diversified Portfolio greater than sixty (60) days; provided, however, that in making such determination, the maturity of a Permitted Investment shall be determined as set forth under 6 above.

(8)

IPAIT may not borrow money or incur indebtedness whether or not the proceeds thereof are intended to be used to purchase Permitted Investments;

(9)

IPAIT may not make loans, provided that IPAIT may make Permitted Investments;

(10)

IPAIT may not purchase securities or shares of investment companies or any entities similar to IPAIT.

The restrictions set forth above are fundamental to the operation and activities of IPAIT and may not be changed without the affirmative approval, in writing, of a majority of the Participants entitled to vote, except that such restrictions may be changed by the Trustees so as to make them more restrictive when necessary to conform the investment program and activities of IPAIT to the laws of the State of Iowa and the United States of America as they may from time to time be amended.

IPAIT may invest in Certificates of deposit ("CDs") and other evidences of deposit at federally insured Iowa depository institutions approved and secured pursuant to Iowa Code Chapter 12C or FDIC insured deposits or certificates of deposit invested pursuant to Iowa Code Section 12B10(7).  The Trust's Investment Adviser provides a financial assessment of each nonrated IPAIT depository to the IPAIT Board of Trustees comparing that Depository's financial ratios to those of other Iowa and regional financial institutions whose securities are rated in the highest rating category for short-term debt obligations.  Pursuant to this credit analysis, each IPAIT depository's Certificates of Deposit are deemed to be First Tier securities pursuant to Rule 2a-7 under the Investment Company Act of 1940 and as such they present minimal credit risk of default based upon the credit analysis.  The IPAIT Board of Trustees has directed IPAIT's Investment Adviser to monitor the credit quality of all IPAIT depositories on an ongoing basis and to advise the Board of any deterioration of credit quality of any IPAIT depository relative to rated institutions.  The State of Iowa maintains a sinking fund for public deposits to protect against the potential loss of funds by a public body with funds on deposit in an Iowa financial institution.  The State of Iowa also has assessment procedures authorized to assess all Iowa depositories holding public funds for any losses experienced by an Iowa public body in excess of the State sinking fund in the event of an Iowa depository failure.  There is no assurance that the State of Iowa's sinking fund for public deposits will be sufficient in case of bank failure.

In addition to the fundamental restrictions and procedures set forth above, as a condition of providing services to IPAIT, IPAIT presently requires that the IPAIT Custodian, the Investment Adviser, and the Administrator maintain fidelity and errors and omissions insurance coverage for IPAIT's benefit for all services provided to IPAIT.

MATURITY OF IPAIT INVESTMENTS - The Portfolio strictly adheres to Iowa law and Rule 2a-7 for money market mutual funds, developed to minimize risk that the value of investments in a portfolio might vary.  IPAIT's investment policy as set forth herein presently limits Portfolio investments to the following:

(1)

The remaining maturity of any individual investment may not exceed more than 397 days from the date of purchase, which such maturity shall be determined in accordance with Rule 2a-7 under the 1940 Act as it presently exists or as it may be amended in the future.

(2)

The maximum dollar weighted average maturity of all IPAIT investments may not exceed 60 days;

(3)

The maximum dollar weighted average life of 120 days or less.

(4)

Investments are monitored daily by its Iowa-based Investment Adviser to assure that the value of each IPAIT investment does not materially deviate in value from its amortized cost.

MAINTENANCE OF LIQUIDITY- Investments will generally be confined to securities maturing at various times within 397 days from the date of purchase as previously described.  Because of their relatively short maturities, high quality, and minimal price fluctuations, ready markets will exist for liquidating all securities in which IPAIT will invest.

As a general policy, the Diversified Portfolio will hold investments until they mature. However, in an effort to increase yields, IPAIT may sell securities and realize capital gains when there are perceived disparities between maturities for various categories of investments.  Summaries of all securities trades are regularly provided to the Board of Trustees by the Investment Adviser for review.

PORTFOLIO MANAGEMENT - Subject to policies set by the Trustees, the Investment Adviser is authorized to determine, consistent with the IPAIT Investment objectives and policies, which securities will be purchased, sold and held by IPAIT.  Most securities will be purchased on a principal basis directly from the issuer, from banks, underwriters, or market makers and, thus, will not involve payment of a brokerage commission.  Such purchases may include a discount, concession or mark-up retained by an underwriter or dealer.  The Investment Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of securities and is directed to use its best efforts to obtain the best available price and most favorable execution on brokerage transactions.  Some of the transactions may be directed to brokers or dealers who furnish special research and statistical information or services rendered in the execution of orders.

CURRENT INCOME - Because of the participation of many Iowa municipalities, counties, city utilities and other Iowa governmental entities in IPAIT and the large pool of funds resulting therefrom, IPAIT can purchase securities in larger denominations, thereby improving yields and reducing transaction costs. IPAIT's size and experience also permits the selection of securities maturing at various times which can enhance average portfolio yields.  These strategies, implemented by the Investment Advisor, attempt to l maximize the current income earned by IPAIT.

RISK AND MANAGEMENT OF RISK- While investments by IPAIT will be confined to the highest quality securities and instruments with varying maturities, the complete elimination of risk is not possible. It is possible that large redemptions of Units could necessitate the sale of some Portfolio investments prior to maturity at current market prices.

PORTFOLIO HOLDINGS- IPAIT posts the Portfolio holdings for the Diversified Portfolio each month at www.IPAIT.org. The Portfolio holdings are available upon request under Iowa open records laws.

Item 10.

Management, Organization and Capital Structure

INVESTMENT ADVISER - Miles Capital, Inc., 1415 28th Street, Suite 200, West Des Moines, Iowa 50266, an Investment Adviser registered under the Investment Advisers Act of 1940, serves as the IPAIT Investment Adviser, pursuant to an Investment Adviser Agreement. Miles Capital was organized in 1982.  Since 1982, the firm's principal business has been providing continuous investment management to pension and profit-sharing plans, insurance companies, public agencies, banks, endowments and charitable institutions, individuals and others. As of September 30, 2014, Miles Capital had approximately $4.2 billion in equity, fixed income and money market assets under management. The day-to-day management of the Diversified Portfolio is performed by Miles Capital’s fixed income management team.

The Investment Adviser furnishes IPAIT with advice with respect to IPAIT operations and the investment of its assets subject to and in conformance with the Declaration of Trust and the policies adopted by the Board of Trustees.  The IPAIT agreement with the Investment Adviser is reviewed and approved annually, is not assignable, and may be terminated on 60 days written notice by either party without penalty. A discussion regarding the basis for the Board of Trustees approving the Adviser Agreement with the Investment Adviser can be found in the Statement of Additional Information and IPAIT’S semi-annual report for the period ended December 31, 2013.

THE ADMINISTRATOR - Miles Capital also serves as the IPAIT Administrator, pursuant to an Administrator Agreement.  The Administrator supervises all aspects of IPAIT's operations, other than those managed by IPAIT's Investment Adviser pursuant to the Investment Adviser Agreement (discussed above); acts in conformity with the Declaration of Trust and policies adopted by the Board of Trustees; determines and allocates the income of IPAIT; provides daily account services to Participants; provides all Participant transaction confirmations and monthly account summaries; records all telephone calls with Participants to confirm transaction details; facilitates and processes all movement of monies between IPAIT and the Participant's accounts at the Participant's local financial institutions; verifies that each transaction is initiated by an authorized representative of the Participant and, utilizing bank and trust procedures, follows procedures that assures that all IPAIT or Participant funds be moved only within a "closed system" between the Participant's preauthorized local account and the Participant's IPAIT account (except those funds which are directed by Participant to be sent to vendors under the Vendor Pay program) and assure that all monies received from or on behalf of Participants are fully collected and available; provides administrative personnel and equipment to IPAIT; determines the net asset value of IPAIT on a daily basis; provides program support and development,; and performs all related administrative services for IPAIT. The IPAIT Administrator Agreement is approved annually, is not assignable, and may be terminated on 60 days written notice by either party without penalty.

For the fiscal year ended June 30, 2014, fees (after waivers) paid by the Diversified Portfolio to Miles Capital for investment advisory and administration services fees amounted to $280,676, or approximately 0.07 percent of the Fund's average net assets.

FEES AND EXPENSES- Fee Waivers: During the fiscal year ended June 30, 2014, full or partial fee waivers were in effect. Fee waivers are necessary when the gross yield of the Portfolio is insufficient to cover fees.  The expenses outlined below are contractual fees, and do not reflect fee waivers.

The Investment Adviser is paid an annual fee accrued daily and paid monthly based upon average daily net assets for the Portfolio of .09 percent for assets up to $150,000,000, .07 percent for assets greater than $150,000,000 and less than $250,000,000 and .055 percent for assets greater than $250,000,000.

The Administrator is paid an annual fee accrued daily and paid monthly based upon average daily net assets for the Portfolio of .10 percent for assets up to $150,000,000, .09 percent for assets greater than $150,000,000 and less than $250,000,000 and .075 percent for assets greater than $250,000,000. In addition, the Administrator is paid a monthly program support and development fee computed at an annual rate equal to .06 percent of the average daily assets of the Portfolio.

Pursuant to the Trust's Rule 12b-1 Plan, there is a fee computed at the annual rate of 0.075 percent of the average daily net assets of the Portfolio that is paid to the Sponsoring Associations based upon Participants attributable to each Sponsoring Association’s pro rata share of the IPAIT average daily net assets. This fee is paid for marketing and administrative services provided by the Sponsoring Associations to IPAIT, including clerical and administrative services in connection with meetings of the Board of Trustees, evaluation of performance of service providers, review of compliance with investment policies, providing the Board of Trustees various reports thereon, maintaining Trust records and providing marketing services.

The Custodian is paid an annual fee based upon average daily net assets for the Portfolio of 0.03 percent of combined average daily assets of the Portfolio.  Custodial fees are accrued daily and paid monthly.

IPAIT also pays other fees and expenses incurred directly by IPAIT and its Trustees in connection with the discharge of their duties.  These expenses include initial and ongoing legal and accounting fees, auditing fees, out-of-pocket expenses of Trustees and the cost of printing, mailing and other services performed independently by IPAIT. Other fees and expenses are accrued when paid or are accrued daily when, in the determination of the Board of Trustees, it is appropriate to do so.  Historically, when it is prudent to accrue such fees and expenses, they have been accrued at the annual rate of 0.025 percent of average daily net assets.

For the fiscal year ending June 30, 2014, total expenses of the Portfolio (after fee waivers) amounted to 0.12 percent of the average daily net assets.  For the fiscal year ended June 30, 2014, fees paid (after waivers) by the Diversified Portfolio to Miles Capital for investment advisory and administration services fees amounted to $280,676, or approximately 0.07 percent of the Fund's average net assets.

These fees and operating expenses are subject to adjustment and renegotiation as determined by the Board of Trustees and the terms of the contracts with the service providers.

Item 11.

Shareholder Information

VALUING IPAIT DIVERSIFIED PORTFOLIO TRUST UNITS - The net asset value of Units is determined once each day, as of the close of the New York Stock Exchange (currently 3:00 p.m. Central Standard Time).  Except for federal holidays, such other holidays that are officially observed by commercial banks in Iowa, and days on which no investments in or redemption of Units occur, the Administrator will compute the Portfolio’s net asset value on each day the New York Stock Exchange is open for trading or when there is a sufficient volume of trading which might materially affect the net asset value of Portfolio securities.  The net asset value of each Unit is computed by adding the value of all securities and other assets (including income receivable), subtracting liabilities (including accrued expenses) attributable to the Portfolio and dividing by the number of Units of the Portfolio outstanding.

The Administrator will compute the net asset value of Units for the Portfolio by using the amortized cost method for valuing securities.  Under the amortized cost method, a security is initially valued at cost on the date of purchase and, thereafter, any discount or premium is amortized to maturity, using the constant interest method, regardless of fluctuating interest rates or the market value of the security.  However, the Investment Adviser will establish procedures to stabilize the net asset value of Units at $l.00 per Unit. These procedures include a review by the Investment Adviser as to the extent of the deviation of net asset value based upon available market quotations from the Portfolio's $l.00 amortized cost per Unit. If such deviation exceeds $.005, the Investment Adviser will consider what action, if any, should be initiated to reasonably eliminate or reduce material dilution or other unfair results to Participants. Such action may include redemption of Units in kind, selling Portfolio securities prior to maturity, withholding distributions or utilizing a net asset value per Unit based upon available market quotations.

If, and only if, the Trustees, with the advice of the Investment Adviser, shall determine that the amortized cost method of determining the net asset value of Units no longer represents a fair method of valuation, the Trustees may either permit such net asset value to fluctuate or may reflect the fair value thereof in the number of Units allocated to each Participant.

CALCULATING YIELD - The yield on Units (a 7-calendar-day historical yield) is calculated by first dividing the average daily net income per Unit for that 7-day period by the average daily net asset value per Unit for the same period.  This number is then annualized by multiplying the result times 365. The yield for the 7-day period ended September 30, 2014 for the Diversified Portfolio was 0.01 percent.

INVESTING IN DIVERSIFIED PORTFOLIO UNITS - There is no minimum initial or subsequent investment requirement.

To become a Participant in IPAIT, the public body must adopt a resolution. The resolution authorizes the public body to become a Participant, adopts the Declaration, and designates officials of the public body authorized to execute transactions with IPAIT. Following adoption of the resolution, the public body must complete and forward to the IPAIT Administrator, the investment application.

Investments may be made at the net asset value per Unit next determined after an investment order has been received.  The net asset value of Units is determined once daily at the close of the New York Stock Exchange (currently 3:00 p.m., Central Standard Time).

IPASONLINE - IPASonline is an internet-based Participant accounting system available to IPAIT Participants.  IPASonline allows authorized officials to view balances, initiate transactions, view historical transactions and balances, access daily confirmations and monthly statements, view daily rates, and view account information.  The system allows two different levels of authorized users, users that can view and initiate transactions and those that can view only.  IPASonline also initiates an electronic notification to Participants when confirmations and statements are available online through the system.  The IPASonline system is an added medium of communication with the IPAIT Participants in addition to the toll-free phone line.

INVESTMENTS BY BANK FUNDS TRANSFER - A Participant may authorize transfers to its IPAIT account(s) by means of the Automated Clearinghouse System ("ACH"), from the Participant's local bank to IPAIT.  The Participant may also have its local bank wire federal funds directly to the Custodian.

A Participant has the ability to invest in the Diversified Portfolio by the following methods:

(1)

An authorized official for the Participant may use IPASonline or telephone IPAIT at (800) 872-4024 and furnish the Participant’s name, the name of the authorized official initiating the transaction, the customer identification number of the authorized official, the IPAIT account number and the amount being invested.  A request for the IPAIT investment to be transferred by ACH, which will begin earning income effective the next business day, must be made by 3:00 p.m.

(2)

To make an investment by wire transfer and begin earning income effective the same business day, an authorized official may use IPASonline or telephone an IPAIT representative by 10:00 a.m., furnishing the information described above. The Participant must also instruct its local financial institution to wire funds to the IPAIT Custodian for receipt no later than 10:00 am.   Please contact your IPAIT representative at (800) 872-4024 for wire instructions. Failure to properly wire the funds following the authorization for investment may result in failure of the investment or expenses incurred due to overdraft charges.

(3)

A Participant may invest in the Diversified Portfolio Units by issuing and mailing a check or other bank draft to Wells Fargo Bank, N.A., Iowa Public Agency Investment Trust, MAC N8200-034 666 Walnut Street, Des Moines, Iowa 50309.  Until the check has cleared, the investment will not be completed or accepted, and no income will be earned or accrue.

INCOME DISTRIBUTIONS - Net income for the Diversified Portfolio of IPAIT is declared each business day for Participants of record immediately before 3:00 p.m. Central Standard Time. Income distributions are accrued to Participants' accounts daily and reinvested in additional Units monthly for compounded interest.  Total distributions for each month are credited to Participants' accounts the first business day of the following month.  Distributions are automatically reinvested in Portfolio Trust Units unless cash payment has been requested.  Cash payments, if requested, will be made monthly.  If a Participant redeems the entire amount in its account during the month, income distributions accrued to the account from the beginning of the month through the date of redemption are paid into the account at that time, so a complete liquidation can be facilitated.

REDEEMING DIVERSIFIED PORTFOLIO UNITS - Units may be redeemed on any day on which the New York Stock Exchange is open for trading and which is not a federal holiday or a holiday officially observed by commercial banks in Iowa.  Units will be redeemed at the net asset value next determined after a withdrawal request in good order is received by the Administrator.

Proceeds from the redemption of Units will be transmitted to the Participant's local financial institution by means of the ACH system or by the Federal Reserve wire system.  No charge will be made for the ACH transfer of the Participant's funds; however, local financial institutions may reserve the right to charge for an incoming wire transfer.  Proceeds can also be liquidated through IPASonline or paid by check to the registered Participant and mailed to the Participant's address of record.

Proceeds from the redemption of Units, which have been paid for by check, may not be transmitted to the Participant's financial institution by wire for up to a maximum of seven days after the Bank has been informed that the Participant's check has cleared, but in no event for more than 15 days after the Units have been issued and outstanding. A Participant has the ability to redeem Units from the Portfolio by the following methods:

(1)

An Authorized Official may redeem all or a portion of its Units by using IPASonline or telephoning (800) 872-4024 and furnishing the Participant’s name, name of the authorized Official initiating the transaction, the customer identification number of the authorized official, the IPAIT account number, and the amount to be redeemed, and the Participant’s account number to which the funds are to be transferred.  A request for the redemption proceeds to be transferred by the Automated Clearing House System (ACH) the next business day, must be made by 3:00 p.m.  Proceeds may be directed through the Vendor Pay program directly to an authorized vendor (following the authorizing certificate and procedure described herein).

(2)

To redeem all or a portion of its Units by IPASonline or wire transfer to be sent the same day, an IPAIT representative must be notified or IPASonline instructions sent by 10:00 a.m. by a Participant's Authorized Official. The Participant must instruct the IPAIT representative to wire funds to its local financial institution.  The Participant must provide the wiring instructions, including the local financial institution name, the customer identification number, location, account number, and name and telephone number of a contact person at that financial institution

(3)

A Participant may redeem all or a portion of its Trust Units by instructing the Administrator by letter mailed to the following address: Iowa Public Agency Investment Trust, 1415 28th Street, Suite 200, West Des Moines, Iowa 50266.  This redemption request must be in good order, indicating the dollar amount or number of Trust Units to be redeemed, the method of redemption (i.e., ACH, check or wire) and signed by an Authorized Official of the public body.

REPORTS TO PARTICIPANTS - Participants receive a daily confirmation of all transactions processed.  Participants will receive a monthly statement summarizing all activity on each account opened with IPAIT.  This statement will include a list of all investments currently held by IPAIT for the Participant.  In addition, Participants will be provided monthly performance information illustrating historical investment performance and yield.  IPAIT will issue unaudited semi-annual reports which will include a list of securities owned by IPAIT and complete financial statements.  It will also issue an annual report containing a financial report audited by the IPAIT independent registered public accounting firm, KPMG LLP.

Item 12.

Distribution Arrangements

IPAIT has adopted a Rule 12b-1 Plan ("Plan") which permits IPAIT to pay certain distribution related expenses for the sale and distribution of its Units.  Because the fees are paid out of IPAIT assets on an ongoing basis, over time these fees will increase the costs of your investment and may cost you more than paying other types of sales charges.  Under the Plan, IPAIT pays the Sponsoring Associations a fee at the annual rate of .075 percent of average annual net assets for general services, including providing to IPAIT marketing assistance and various administrative services, including clerical and administrative services in connection with meetings of the Board of Trustees, evaluation of performance of service providers, review of compliance with investment policies, providing the Board of Trustees various reports thereon, and providing marketing assistance. No specific costs are paid from distribution fees. The Sponsoring Associations were instrumental in the establishment of IPAIT which was and is intended to assist Iowa public agencies in cash management thereby lessening the burdens of government.  The Executive Directors of the Sponsoring Associations serve as officers and members of the Executive Committee of IPAIT and Ex Officio, non-voting members of the Board of Trustees. The Plan is approved annually by the Trustees only after careful consideration of whether there is a reasonable likelihood that the Plan will benefit the Trust and the Participants.

PART B

Item 14.

Cover Page and Table of Contents

IOWA PUBLIC AGENCY INVESTMENT TRUST

STATEMENT OF ADDITIONAL INFORMATION

October 28, 2014

This Statement of Additional Information is not a prospectus. This Statement of Additional Information relates to the Information Statement dated October 28, 2014, and should be read in conjunction therewith. A copy of the Information Statement may be obtained by telephoning or writing the Iowa Public Agency Investment Trust at 1415 28th St., Suite 200, West Des Moines, Iowa 50266, (800) 872-4024.

Table of Contents

  Page

Fund History

1

Description of the Fund and its Investments and Risks

1

Management of the Fund

4

Trustees and Executive Officers

5

Compensation Table.

6

Control Persons and Principal Holders of Securities

7

Investment Advisory and Other Services

7

Distribution Plan

9

Brokerage Allocation and Other Practices

10

Capital Stock and Other Securities

11

Purchase, Redemption, and Pricing of Shares

11

Taxation of the Fund

12

Calculation of Performance Data

12

Financial Statements

13

Independent Registered Public Accounting Firm

13

Item 15.

Fund History

Iowa Public Agency Investment Trust (“IPAIT” or the “Trust”) has been established under Iowa law pursuant to Iowa Code Chapter 28E and Sections 331.555 and 384.21, which authorize Iowa cities, counties, city utilities, and other eligible participants to jointly invest monies pursuant to a joint investment agreement. IPAIT was established by adoption of a Joint Powers Agreement and Declaration of Trust establishing the Iowa Public Agency Investment Trust as of October 1, 1987 and amended as of August 1, 1988, May 1, 1993, and September 1, 2005, (the "Declaration"). Iowa Code permits judicial districts and rural water districts to participate in a joint investment agreement, and such entities are authorized to participate in IPAIT upon the approval of the Board of Trustees. A city, city utility, or county which is, respectively, a member of the Iowa League of Cities (“ILC”), the Iowa Association of Municipal Utilities (“IAMU”), or the Iowa State Association of Counties (“ISAC”) (the "Sponsoring Associations") or other eligible participants can become a Participant in IPAIT by submitting an application and a certified copy of the form of authorizing resolution contained therein to Iowa Public Agency Investment Trust, 1415 28th Street, Suite 200, West Des Moines, Iowa 50266.

Item 16.

Description of the Fund and Its Investments and Risks

This Statement of Additional Information relates to interests of beneficial interest (“Trust Units”) of the Diversified Portfolio (sometimes referred to herein as the "Portfolio"). IPAIT operates as an open-end management investment company and the Portfolio is diversified. The investment objectives and policies of the Portfolio are set forth in the Information Statement. Certain additional investment information is set forth below.

INVESTMENT RESTRICTIONS

The Trust's Portfolio is available for investment only by Iowa public agencies pursuant to Iowa Code chapter 28E and sections 12B.10, 331.555 and 384.21. As a result, the Trust is only permitted to invest in securities which such public agencies are permitted to invest in under Iowa law as it presently exists or as it may be amended in the future.

In addition to the investment objectives and policies set forth in the Information Statement, the Portfolio is subject to certain investment restrictions, as set forth below, which may not be changed without the vote of a majority of the Participants in the Portfolio. "Majority," as used in the Information Statement and in this Statement of Additional Information, means the lesser of (a) 67 percent of the Trust's or the Portfolio's outstanding Trust Units voting at a meeting of Participants at which more than 50 percent of the outstanding Trust Units are represented in person or by proxy or (b) a majority of the Trust's or the Portfolio's outstanding Trust Units.

Unless otherwise specified below, the Diversified Portfolio will not:

1.

Invest more than 5 percent of the value of its total assets in the securities of any one federally insured Iowa depository institution (other than securities of the U.S. government or its agencies or instrumentalities).

2.

Invest 25 percent or more of the value of its total assets in the securities of issuers conducting their principal business activities in any one industry, including financial institutions. This restriction does not apply to securities of the U.S. government or its agencies and instrumentalities and repurchase agreements relating thereto.

3.

Issue any senior securities (as defined in the Investment Company Act of 1940, as amended).

4.

Mortgage, pledge or hypothecate its assets.

5.

Make short sales of securities or maintain a short position.

6.

Purchase any securities on margin.

7.

Write, purchase or sell puts, calls or combinations thereof.

8.

Purchase or sell real estate or real estate mortgage loans.

9.

Purchase or sell commodity contracts, including futures contracts.

10.

Borrow or make loans, provided that IPAIT may make Permitted Investments.

11.

Invest in restricted securities or invest more than 10 percent of the Portfolio's net assets in repurchase agreements with a maturity of more than seven days, and other illiquid assets, such as securities with no readily available market quotation.

12.

Underwrite the securities of other issuers.

13.

Invest in any securities in contravention of the provisions of Rule 2a-7 of the Investment Company Act of 1940 as it presently exists or as it may hereafter be amended.

The Trust may invest Portfolio assets pursuant to the maximum extent possible by Iowa law governing investments by public agencies and Rule 2a-7 and any change in the restrictions of Iowa law governing investments by public agencies and Rule 2a-7 shall be deemed to be adopted by the Trust, and such change shall not require the approval of Participants.

Any investment restriction or limitation referred to above or in the Information Statement which involves a maximum percentage of securities or assets shall not be considered to be violated unless an excess over the percentage occurs immediately after an acquisition of securities or utilization of assets and results therefrom.

OTHER POLICIES -- NONFUNDAMENTAL

In addition to the above investment restrictions and those fundamental policies set forth in the Information Statement, the Board of Trustees has adopted other policies set forth below which are nonfundamental and can be changed without Participant approval.

The Fundamental Investment Policies of the Trust shall apply to all funds invested on behalf of Participants accounted for in the Trust's financial statements. Each investment made pursuant to this Investment Policy must be authorized by applicable law and this written Investment Policy. These policies are intended to comply with Iowa Code Chapter 12B.

Upon passage and upon future amendment, if any, copies of this Investment Policy shall be delivered to all of the following:

1.

The IPAIT Board of Trustees.

2.

All IPAIT depository institutions or fiduciaries.

3.

The auditor engaged to audit any fund of IPAIT.

The responsibility for conducting IPAIT investment transactions resides with the IPAIT Board of Trustees. Certain responsibilities have been delegated to the Executive Committee, the Adviser, Administrator, and the Custodian (the "Service Providers") pursuant to the Advisor Agreement, Administrator Agreement and the Custodian Agreement with amendments as may be adopted from time to time and the current Information Statement (the "Documents").

Each Service Provider shall individually notify the IPAIT Board of Trustees in writing within thirty days of receipt of all communication from the auditor of any Service Provider or any regulatory authority of the existence of a material weakness in internal control structure of the Service Provider or regulatory orders or sanctions regarding the type of services being provided to IPAIT by the Service Provider.

The records of investment transactions made by or on behalf of IPAIT are public records and are the property of IPAIT whether in the custody of IPAIT or in the custody of a fiduciary or other third party.

The primary objectives, in order of priority, of all investment activities involving the financial assets of IPAIT shall be the following:

1.

SAFETY: Safety and preservation of principal in the overall portfolio is the foremost investment objective.

2.

LIQUIDITY: Maintaining the necessary liquidity to match expected liabilities is the second investment objective.

3.

INCOME: Generating income is the third investment objective.

The Board of Trustees, when providing for the investment or deposit of public funds in the IPAIT program, shall exercise the care, skill, prudence and diligence under the circumstances then prevailing that a person acting in a like capacity and familiar with such matters would use to attain the investment objectives.

At no time will IPAIT invest pursuant to a contract providing for the compensation of an agent or fiduciary based upon the performance of the invested assets. Furthermore, if a fiduciary or other third party with custody of public investment transaction records of IPAIT fails to produce records when requested by IPAIT or its agent within a reasonable time, IPAIT shall make no new investment with or through the fiduciary or third party and shall not renew maturing investments with or through the fiduciary or third party.

All invested assets of Participants in the Portfolio shall be held in accordance with the Custodian Agreement.

All invested assets eligible for physical delivery shall be secured by having them held at a third party custodian. All purchased investments shall be held pursuant to a written third party custodial agreement requiring delivery versus payment. No assets may be delivered out of the IPAIT account without full payment (no "free deliveries" shall be permitted).

DISCLOSURE OF PORTFOLIO HOLDINGS

The investment securities in which IPAIT invests are provided monthly to the Executive Directors of the Sponsoring Associations, and are posted on IPAIT’s website at www.ipait.org each month and are otherwise available anytime upon request by writing IPAIT, 1415 28th Street, Suite 200, West Des Moines, IA 50266 or telephoning (800) 872-4024, made in accordance with Iowa’s open records laws.

Item 17.

Management of the Fund

TRUSTEES AND EXECUTIVE OFFICERS

The operations of the Trust are governed by a Board of Trustees ("Board of Trustees") and various officers elected from time to time. The Trustees are elected at special or annual meetings of IPAIT, pursuant to the call of the Board of Trustees. Each Participant is entitled to vote that number of Units it owns of record in the Portfolio as of the record date.

The Board is comprised of nine persons who are representative of the three types of Iowa public agencies (and their associations - ILC, IAMU, and ISAC) that have historically participated in IPAIT - Iowa counties, cities (municipalities), and municipal utilities, with each group having three representatives. The qualifications for the Trustees require that the person be an "official" and employee with an Iowa public agency. To the extent that a vacancy occurs, the Board will seek and nominate persons to fill the vacancy with a person associated with the group meeting the qualifications for the vacancy.  Each Trustee serves a three-year term and three Trustees are reappointed or elected each year (one each from group). The Trustees were last elected by the Participants at a meeting of the Participants held on August 27, 2014.

Ex Officio Trustees have no voting power in connection with any actions that the Trustees may take on behalf of IPAIT. In their capacity as Trustees, the Trustees function on behalf of the Participants, as the agents and fiduciaries of the Participants, to implement and administer the Declaration, as an agreement among the Participants. The officers of IPAIT are the Chair, Vice Chair, Second Vice Chair, Secretary, Assistant Secretary, Treasurer, CEO, CFO and CCO, which serve as an Executive Committee. The Executive Committee may exercise all of the authority of the Board of Trustees except that the Executive Committee cannot create a new Portfolio or a series of units or change investment policies, approve the investment agreement or take any other action that the Investment Company Act of 1940 requires the Board to approve. The Executive Committee meets with the auditors and makes recommendations to the full Board of Trustees with respect to their engagement and or retention. The Executive Committee meets as needed and met one time during the last fiscal year. The names, addresses, principal occupations during the past five years and public directorships of the Trustees and executive officers of the Trust are:

Trustees:

Name	Address	Position held with IPAIT	Term of Office	Length of Time Served	Principal Occupation During Past Five Years	Number of Portfolios Overseen by Trustee	Outside SEC Directorships Past 5 years
Craig Anderson Age 60	215 4th Avenue SE LeMars, IA 51031	Trustee	Term Ending 2015	Since August, 2013	Plymouth County Board of Supervisors Self-employed Farmer	1	None
Greg Fritz Age 42	1011 12th Ave. North Humboldt, IA 50548	Trustee Second Vice Chair	Term Ending 2017	Since April, 2013	Chief Executive Officer, NIMECA	1	None
Richard Heidloff Age 69	206 S. Second Ave. Rock Rapids, IA 51246	Trustee Vice Chair	Term Ending 2017	Since 2006	Lyon County Treasurer	1	None
Brent Hinson Age 36	215 E. Washington St. Washington, IA 52353	Trustee Chair	Term Ending 2016	Since 2010	City Administrator City of Washington (2011-Present) City of Garner (2005-2011)	1	None
Dianne Kiefer Age 64	101 W. Fourth St. Ottumwa, IA 52501	Trustee	Term Ending 2016	Since 2000	Wapello County Treasurer, College Instructor, Buena Vista University	1	None
Andrew Lent Age 48	PO Box 430 195 North First St. Carlisle, IA 50047	Trustee	Term Ending 2015	Since 2012	City Administrator City of Carlisle (2013 – Present) City of Vinton (2006 – 2013)	1	None
Paula Meyer Age 56	4200 Mills Civic Parkway West Des Moines, IA 50265	Trustee	Term Ending 2015	Since April, 2013	Accounting Manager, Treasurer West Des Moines Water Works	1	None
Steven Pick Age 40	520 2nd Ave E, Suite 1 Spencer, IA 51301	Trustee	Term Ending 2016	Since April, 2014	General Manager, Spencer Municipal Utilities	1	None
Michelle Weidner Age 52	715 Mulberry Street Waterloo, IA 50703	Trustee	Term Ending 2017	Since August, 2013	Chief Financial Officer Waterloo, Iowa	1	None

Officers and Ex Officio Trustees:

Name	Address	Position held with IPAIT	Length of Time Served Since	Principal Occupation During Past Five Years
Alan Kemp Age 53	500 SW 7th, Suite 101 Des Moines, IA 50309	Secretary Ex Officio Trustee	Since 2007	Iowa League of Cities Executive Director
William Peterson Age 64	5500 Westown Pkwy, Ste 190 West Des Moines, IA 50266	Treasurer Ex Officio Trustee	Since 1994	Iowa State Association of Counties Executive Director
Troy DeJoode Age 43	1735 NE 70th Avenue Ankeny, IA 50021	Asst. Secretary Ex Officio Trustee	Since January, 2014	Iowa Association of Municipal Utilities Executive Director (2014 to present) Jacobson Companies VP, Human Resources & Assoc. General Counsel (2008- 2013)
David Miles Age 57	1415 28th Street, Suite 200 West Des Moines, IA 50266	Chief Executive Officer	Since 2010	Miles Capital, Chairman
Amy Mitchell Age 45	1415 28th Street, Suite 200 West Des Moines, IA 50266	Chief Financial Officer	Since 2000	Miles Capital, Director, Public Funds, Administration
Gweneth K. Gosselink Age 59	1415 28th Street, Suite 200 West Des Moines, IA 50266	Chief Compliance Officer	Since January, 2014	Miles Capital CCO (2013 to present) Aviva Investors North America Director, Compliance (2006 to 2013)

The Board of Trustees does not include any person who is deemed to be an "interested person" as defined in Section 2(a)(19) of the Investment Company Act of 1940 ("1940 Act"). Ex Officio Trustees have no voting power in connection with any actions that the Trustees may take on behalf of IPAIT.

 COMPENSATION TABLE

All of the Trustees of the Trust are public officials and no Trustee receives compensation from the Trust for their service as Trustees except for reasonable travel expenses incurred in attending meetings.

CODE OF ETHICS

IPAIT and the Adviser have adopted codes of ethics this under Rule 17j-1 under the 1940 Act. These codes of ethics permit personnel to invest in securities, including securities that may be purchased and held by IPAIT, subject to certain restrictions.

PROXY VOTING

IPAIT does not invest in any securities that have voting rights. Form N-PX is available upon request or may be viewed at www.SEC.gov.

Item 18.

Control Persons and Principal Holder of Securities

As of September 30, 2014, the following Participants owned 5 percent or more of the value of Trust Units in the Portfolio indicated.  There were no "control" persons of the Trust or the Portfolio.

DIVERSIFIED PORTFOLIO

Name	Amount	% Ownership
City of Cedar Rapids	$54,265,817	16%
City of West Des Moines	$47,939,732	14%
Muscatine Power and Water	$20,857,388	6%

No Trustees own nor are they permitted to own any units of IPAIT.

Item 19.

Investment Advisory and Other Services

GENERAL

Miles Capital, Inc. ("Miles Capital") manages the investments and business affairs of the Trust.  Miles Capital is located at 1415 28th St., Suite 200, West Des Moines, Iowa 50266. Miles Capital’s principal business is providing continuous investment management to pension and profit-sharing plans, insurance companies, public agencies, banks, endowments and charitable institutions, other mutual funds, individuals and others. As of September 30, 2014, Miles Capital had approximately $4.2 billion in equity, fixed income and money market assets under management.

THE ADVISER AGREEMENT

Miles Capital has served as the investment adviser to IPAIT since its inception and acts as the investment adviser under an Advisor Agreement (“Advisor Agreement”) that was last approved by the Participants on December 15, 2009. The Advisor Agreement was last approved by the Board of Trustees on August 27, 2014.

Term: The Advisor Agreement is effective for the period January 1, 2013 through December 31, 2015, subject to annual approval of the Board of Trustees as required by the 40 Act and the right of the Board of Trustees to terminate the agreement at anytime on 60 days prior notice. The Advisor agreement terminates automatically in the event of its assignment.

Duties: Miles Capital shall continuously supervise IPAIT’s investment program and determine what investments shall be purchased or sold and place all orders for the purchase and sale of investments. Miles Capital shall also attend all meetings of the Participants and Trustees and assist with or conduct workshops and other informational meetings organized or sponsored by IPAIT. Miles Capital will furnish information to the Board of Trustees as they may require and evaluate performance of the IPAIT’s various service providers. Miles Capital will directly consult with Participants and provide advice to them regarding their cash management programs. Miles Capital also is responsible for monitoring compliance with the amortized cost method of valuing IPAIT’s assets (Rule 2a-7) and also complying with laws and regulations applicable to IPAIT. Miles Capital also provides program support and support services including the services of a representative that works directly with participants and who provides annual and quarterly reports to the Trustees regarding these activities as well as recommendations for other services.

Compensation: Miles Capital is paid an annual fee accrued daily and paid monthly based upon average daily net assets for each Portfolio of 9 basis points (.09%)  for assets up to $150,000,000, 7 basis points (.07%) for assets greater than $150,000,000 and less than $250,000,000 and 5 ½ basis points (.055%) for assets greater than $250,000,000. This fee is subject to fee waivers in effect from time to time.

Expenses: Miles Capital pays various expenses from its fees in connection with its services to IPAIT. These include printing and postage costs of the Information Statement, proxy material and reports sent to Participants. In addition Miles Capital pays for administrative costs of IPAIT associated with its performance under the agreement. IPAIT pays for all other costs and expenses including interest and taxes, brokerage commissions, compensation, if any, of Trustees, legal audit and accounting expenses, custodian charges, insurance, meeting expenses, other operations expenses directly incurred by IPAIT and authorized by the Board of Trustees and other non reoccurring expenses, including obligations to indemnify the Trustees.

Indemnity and Limitations of Liability: IPAIT does not indemnify or hold harmless Miles Capital for any acts or liabilities. Miles Capital indemnifies and holds harmless IPAIT against damages, claims, liability, and costs, including attorney’s fees, proximately caused by Miles Capital’s negligent error or omission in the performance of professional services within the responsibility of Miles Capital or as to any breach of duty or obligation assumed by or required of Miles Capital under the agreement.

Insurance: Miles Capital is required to purchase and maintain a variety of insurance coverages with specified limits covering its operations, including insurance coverage for workers compensation, general commercial liability, automobile liability and banker’s professional coverage.

For the fiscal years ending June 30, 2014, June 30, 2013, and June 30, 2012, IPAIT paid Miles Capital $211,874, $334,260, and $343,168,   respectively, in fees (net of waivers) under the Advisor Agreement for the Diversified Portfolio.

THE ADMINISTRATOR

Miles Capital also serves as the IPAIT Administrator and Transfer Agent, pursuant to an Administrator Agreement. The Administrator supervises all aspects of IPAIT’s operations, other than those managed by IPAIT’s Investment Adviser pursuant to the Advisor Agreement (discussed above); acts in conformity with the Declaration of Trust and policies adopted by the Board of Trustees; determines and allocates the income of IPAIT; provides daily account services to Participants; provides all participant transaction confirmations and monthly account summaries; facilitates and processes all movement of monies between IPAIT and the Participant’s accounts at the Participant’s local financial institutions; verifies that each transaction is initiated by an authorized representative of the Participant and, utilizing bank and trust procedures, follows procedures that assures that all IPAIT or Participant funds be moved only within a “closed system” between the Participant’s preauthorized local account and the Participant’s IPAIT account (except for authorized payments to vendors under the Vendor Pay program) and assures that all monies received from or on behalf of Participants are fully collected and available; provides administrative personnel and equipment to IPAIT; determines the net asset value of IPAIT on a daily basis; provide program support and development services; and in general perform all related administrative services for IPAIT. The IPAIT Administrator Agreement is not assignable, and may be terminated on 60 days written notice by either party without penalty. It will remain in effect until December 31, 2015, and thereafter as approved by the Trustees.

The Administrator is paid an annual fee accrued daily and paid monthly based upon average daily net assets for each Portfolio of .10 percent for assets up to $150,000,000, .09 percent for assets greater than $150,000,000 and less than $250,000,000 and .075 percent for assets greater than $250,000,000. This fee is subject to fee waivers in effect from time to time. In addition, the Administrator is paid a monthly program support and development fee computed at an annual rate equal to .06 percent of combined average daily assets of the Portfolio.

THE CUSTODIAN

Wells Fargo Bank, N.A., 666 Walnut, P.O. Box 837, MAC N8200-034, Des Moines, Iowa 50304-0837, acts as Custodian for IPAIT pursuant to a Custodian Agreement.  The Custodian will hold in a separate account all investment instruments and monies, including cash received for each Portfolio. Subject to the terms and conditions of the Custodian Agreement, the Custodian may register or transfer assets of IPAIT into the Custodian’s name or the name of a nominee or nominees provided that the books and records of the Custodian at all times show that such accounts are a part of IPAIT. All IPAIT security transactions are handled on the basis of delivery versus payment of the custodian or its nominee or nominees.  IPAIT’s agreement with the Custodian is approved annually, is not assignable, and is cancelable on 60 days notice by either party without penalty.

The Custodian is paid an annual fee based upon average daily net assets for the Portfolio of 0.03 percent of combined average daily assets (subject to fee waivers in effect from time to time) of the Portfolio. Custodial fees are accrued daily and paid monthly.

OTHER FEES AND EXPENSES

IPAIT also pays the operating expenses incurred directly by IPAIT and its Trustees in connection with the discharge of their duties. These expenses include initial and ongoing legal and accounting fees, auditing fees, out-of-pocket expenses of Trustees and the cost of printing, mailing and other services performed independently by IPAIT. Payments of all operating expenses are accrued daily and are estimated at the annual rate of 0.025 percent of average daily net assets (subject to fee waivers in effect from time to time). For the fiscal year ending June 30, 2014, total expenses of the Portfolio amounted to 0.12 percent of the Diversified Portfolio average daily net assets. These fees and expenses reflect the fee waivers throughout the fiscal year, as needed to insure a positive return. These fees and operating expenses are subject to adjustment and renegotiation as determined by the Board of Trustees and the terms of the contracts with the service providers.

For the last three fiscal years ending June 30, 2014, the Trust paid the Adviser the following amounts as advisory fees for the Portfolio as indicated.

IPAIT Diversified
	Fiscal Years Ended
	6/30/14	6/30/13	6/30/12
Fees earned by Miles Capital:
Advisory fees	$211,874	$334,260	$343,168
Admin fees	$61,780	$220,694	$194,429
Program Support fees	$7,022	$233	$546
Totals	$280,676	$555,187	$538,143

The laws of certain states require that if a mutual fund’s expenses (including advisory fees but excluding interest, taxes, brokerage commissions and extraordinary expenses) exceed certain percentages of average net assets, the fund must be reimbursed for such excess expenses. There are no such expense limitations applicable. Fees are subject to waivers in effect from time to time.

DISTRIBUTION PLAN

Rule 12b-1(b) under the Investment Company Act of 1940 provides that any payments made by the Trust in connection with financing the distribution of Units may only be made pursuant to a written plan describing all aspects of the proposed financing of distribution, and also requires that all Agreements with any person relating to the implementation of the plan must be in writing.  Because some of the payments described below to be made by the Trust are distribution expenses within the meaning of Rule 12b-1, the Trust adopted a Distribution Plan in accordance with such Rule.

Rule 12b-1(b)(1) requires that such plan be approved by a majority of a Portfolio’s outstanding securities, and Rule 12b-1(b)(2) requires that such plan, together with any related agreements, be approved by a vote of the Trustees who are not interested persons of the Trust and who have no direct or indirect interest in the operation of the plan, cast in person at a meeting for the purpose of voting on such plan or agreement. Rule 12(b)-1(b)(3) requires that the plan or agreement provide, in substance:

      (a) that it shall continue in effect for a period of more than one year from the date of its execution or adoption only so long as such continuance is specifically approved at least annually in the manner described in paragraph (b)(2) of Rule 12b-1;

      (b) that any person authorized to direct the disposition of moneys paid or payable by the Trust pursuant to the plan or any related agreement shall provide to the Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made; and

 (c) in the case of a plan, that it may be terminated at any time by a vote of a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the plan or in any agreements related to the plan or by a vote of a majority of the outstanding voting securities of the Portfolio.

The Rule 12b-1 Plan was last approved by the Participants at the meeting of Participants held on August 24, 2004 and by the Board of Trustees at their meeting on August 27, 2014.

Rule 12b-1(b)(4) requires that such a plan may not be amended to increase materially the amount to be spent for distribution without Participant approval and that all material amendments to the plan must be approved in the manner described in paragraph (b)(2) of Rule 12b-1.

Rule 12b-1(c) provides that the Trust may rely upon Rule 12b-1(b) only if the selection and nomination of the Trust’s disinterested Trustees are committed to the discretion of such disinterested Trustees. Rule 12b-1(e) provides that the Trust may implement or continue a plan pursuant to Rule 12b-1(b) only if the Trustees who vote to approve such implementation or continuation conclude, in the exercise of reasonable business judgment and in light of their fiduciary duties under state law, and under Sections 36(a) and (b) of the Investment Company Act of 1940, that there is a reasonable likelihood that the plan will benefit the Trust and the Participants. The Trustees have concluded that there is a reasonable likelihood that the Distribution Plan will benefit the Trust and the Participants.

Pursuant to the Trust's Rule 12b-1 Plan, there is a fee computed at the annual rate of 0.075 percent of the average daily net assets of the Portfolios that is paid to the Sponsoring Associations based upon Participants attributable to each Sponsoring Association pro rata share of the IPAIT average daily net assets. This fee is subject to waivers in effect from time to time.

This fee is paid for marketing and administrative services provided by the Sponsoring Associations to IPAIT, including clerical and administrative services in connection with meetings of the Board of Trustees, evaluation of performance of service providers, review of compliance with investment policies, providing the Board of Trustees various reports thereon, maintaining Trust records and providing marketing services.

The distribution fees (net of waivers) paid by the Diversified Portfolio are set forth below.

	FY 2014	FY 2013	FY 2012
Diversified Portfolio	$95,413	$194,732	$189,402

Item 20.

Portfolio Managers

Not Applicable.

Item 21.

Brokerage Allocation and Other Practices

The Adviser is responsible for decisions to buy and sell securities for the Portfolios, the selection of broker-dealers to effect the transactions and the negotiation of brokerage commissions, if any. Usually, securities will be purchased on a principal basis directly from the issuer or from the underwriter at the initial offering and the brokerage commission will be paid, although certain portions may receive discounts or concessions out of offering proceeds.  In placing orders for securities transactions, the primary criterion for the selection of a broker-dealer is the ability of the broker-dealer, in the opinion of the Adviser, to secure prompt execution of the transactions on favorable terms, including the reasonableness of the commission (if any) and considering the state of the market at the time.

When consistent with these objectives, orders may be placed with broker-dealers who furnish investment research and/or services to the Adviser. Such research or services include advice, both verbally and in writing, as to the value of securities; the advisability of investing in, purchasing or selling securities; and the availability of securities, or purchasers or sellers of securities; as well as analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. This allows the Adviser to supplement its own investment research activities and enables the Adviser to obtain the views and information of individuals and research staffs of many different securities firms prior to making investment decisions for the Portfolios. To the extent portfolio transactions are effected with broker-dealers who furnish research services to the Adviser, the Adviser receives a benefit, not capable of evaluation in dollar amounts, without providing any direct monetary benefit to the Trust from these transactions. The Adviser believes that most research services obtained by it generally benefit several or all of the accounts which it manages, as opposed to solely benefiting one specific managed fund or account. Normally, research services obtained through managed funds or accounts investing in fixed-income securities would be of greater benefit to the managed funds or accounts which invest in debt securities.

The Adviser has not entered into any formal or informal Agreements with any broker-dealers, nor does it maintain any “formula” which must be followed in connection with the placement of any Portfolio’s transactions in exchange for research services. However, from time to time, the Adviser may elect to use certain brokers to execute transactions in order to encourage them to provide it with research services which it anticipates will be useful to it. The Adviser will authorize the Trust to pay an amount of commission for effecting a securities transaction in excess of the amount of commission another broker-dealer would have charged only if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Adviser’s overall responsibilities with respect to the accounts as to which it exercises investment discretion.

In certain instances, there may be securities which are suitable for the Portfolio as well as for that of one or more of the advisory clients of the Adviser. Investment decisions for the Portfolio and for such advisory clients are made by the Adviser with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client of the Adviser even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients of the Adviser when one or more other clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients of the Adviser are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed by the Adviser to be equitable to each (and may result, in the case of purchases, in allocation of that security only to some of those clients and the purchase of another security for other clients regarded by the Adviser as a satisfactory substitute). It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Portfolio involved is concerned. At the same time, however, it is believed that the ability of the Portfolio to participate in volume transactions will sometimes produce better execution prices. The Trust does not purchase any securities on an agency basis and, therefore, does not incur brokerage commissions. The Trust purchases government securities in principal transactions with unaffiliated broker-dealers. Such principal transactions include non negotiated markups by the broker-dealers.

Item 22.

Capital Stock and Other Securities

TRUST UNITS

A complete description of the rights and characteristics of the Trust’s Units is included in the Information Statement and is incorporated herein by reference.

Item 23.

Purchase, Redemption, and Pricing of Shares

PURCHASE AND REDEMPTION

Redemption of Trust Units, or payment, may be suspended at times (a) when the New York Stock Exchange is closed for other than customary weekend or holiday closings, (b) when trading on the exchange is restricted, (c) when an emergency exists, as a result of which disposal by the Portfolio of securities owned by them is not reasonably practicable, or it is not reasonably practicable for the Portfolio fairly to determine the value of its net assets, or (d) during any other period when the Securities and Exchange Commission, by order, so permits, provided that applicable rules and regulations of the Securities and Exchange Commission shall govern as to whether the conditions prescribed in (b) or (c) exist.

NET ASSET VALUE AND PUBLIC OFFERING PRICE

The Securities and Exchange Commission adopted Rule 2a-7 under the Investment Company Act of 1940 which permits the Trust to compute the Portfolios’ net asset value per Trust Unit using the amortized cost method of valuing portfolio securities. As a condition for using the amortized cost method of valuation, the Board of Trustees must establish procedures to stabilize the Trust’s net asset value at $1.00 per Trust Unit. These procedures include a review by the Trustees as to the extent of any deviation of net asset value based on available market quotations from the $1.00 amortized cost value per Trust Unit. If such deviation exceeds $.005, the Trustees will consider what action, if any, should be initiated to reasonably eliminate or reduce material dilution or other unfair results to shareholders. Such action may include redemption of shares in kind, selling portfolio securities prior to maturity, withholding dividends or utilizing a net asset value per share as determined by using available market quotations. In addition, each Portfolio must maintain a dollar-weighted average portfolio maturity appropriate to its investment objective, but in any event, not longer than 60 days, must limit portfolio investments to those instruments which the Trustees determine present minimum credit risks, and must observe certain other reporting and recordkeeping procedures.

Under the amortized cost method of valuation, a security is initially valued at cost on the date of purchase and, thereafter, any discount or premium is amortized on a straight-line basis to maturity, regardless of the effect of fluctuating interest rates on the market value of the security. Accordingly, U.S. government obligations held by the Trust will be valued at their amortized cost, which normally will be their face amount. Other assets and securities are valued at a fair value determined, in good faith, by the Trustees.

The amortized cost method of valuation may result in some dilution of a shareholder’s interest in the Portfolio insofar as general market increases and decreases of interest rates usually have an inverse effect on the value of debt instruments. However, the significance of the effect of such general market increases and decreases in interest rates directly corresponds to the maturity of the debt instruments; that is, the change in the market value of the underlying debt instruments and the corresponding change in the premium or discount of such instruments is greater when maturities are larger and less when maturities are shorter.

The net asset value of the Portfolio’s Units is determined on each day on which the New York Stock Exchange and the Federal Reserve are open, provided that the net asset value need not be determined on days when no Portfolio shares are tendered for redemption and no order for Portfolio shares is received. The New York Stock Exchange or the Federal Reserve are not open for business on the following holidays (or on the nearest Monday or Friday if the holiday falls on a weekend): New Year’s Day, Presidents’ Day, Martin Luther King Day, Good Friday, Memorial Day, July 4th, Labor Day, Columbus Day, Veterans Day, Thanksgiving and Christmas.

Item 24.

Taxation of the Fund

IPAIT and each of its Participants are exempt from income taxes pursuant to Section 115 of the Internal Revenue Code.

Item 25.

Underwriters

Not Applicable.

Item 26.

Calculation of Performance Data

The yield on Trust Units (a 7-calendar-day historical yield) is calculated by first dividing the average daily net income per Trust Unit for that 7-day period by the average daily net asset value per Unit for the same period. This number is then annualized by multiplying the result times 365. The yield for the 7-day period ended September 30, 2014, for the Diversified Portfolio was 0.01 percent.

Item 27.

Financial Statements

The Trust hereby incorporates by reference the audited financial statements for the fiscal year ended June 30, 2014, including the KPMG LLP report thereon.  The financial statements are found in the Certified Shareholder Report of Registered Management Investment Companies filed electronically with the SEC on Form N-CSR on September 4, 2014.

INDEPENDENT REGISTERED PUBLIC ACOUNTING FIRM

On August 27, 2014 the Participants and the Board of Trustees respectively approved the appointment of KPMG LLP, 2500 Ruan Center, Des Moines, Iowa 50309 as IPAIT’s independent registered public accounting firm.

PART C

OTHER INFORMATION

Item 28.

 Exhibits (Not Applicable items are omitted)

Exhibit Number Description

*(a). Amended Joint Powers Agreement and Declaration of Trust as amended effective September 1, 2005 incorporated by reference as filed with Post Effective Amendment No. 9 filed October 29, 2005

*(b ). Bylaws as amended and effective September 1, 2005 incorporated by reference as filed with Post Effective Amendment No. 9 filed October 29, 2005

*(c). Minutes of the meeting of the Board of Trustees dated July 12, 2004 incorporated by reference as filed with Post Effective Amendment No. 9 filed October 29, 2005

 *(d). Advisor Agreement effective as of January 1, 2013 incorporated by reference as filed with Post Effective Amendment No. 19 filed October 29, 2013.

 *(g). Custodian Agreement effective January 1, 2013 incorporated by reference as filed with Post Effective Amendment No. 19 filed October 29, 2013.

 *(h). Administrator Agreement effective January 1, 2013 incorporated by reference as filed with Post Effective Amendment No. 19 filed October 29, 2013.

*(m). Rule 12b-1 Plan, filed on or about October 28, 2010.

(p). Code of Ethics, effective October 30, 2013.

*ALL PREVIOUSLY FILED AS INDICATED.

Item 29.

Persons Controlled by or Under Common Control with the Fund

Not Applicable.

Item 30.

Indemnification

Pursuant to Section 2.19 of the amended Joint Powers Agreement and Declaration of Trust ("Declaration") filed herewith as Exhibit (a), the Trustees are empowered to indemnify or enter into agreements with respect to indemnification with respect to any person with whom the Trust has dealings, to the extent permitted by applicable law or the Investment Company Act of 1940 ("1940 Act"). Section 17(h) of the 1940 Act prohibits indemnification of any person, unless the loss results from willful misfeasance, bad faith, gross negligence or from reckless disregard of duties. Furthermore, pursuant to Article V of the Declaration and Article VII of the Bylaws (included herewith as Exhibit (b)), the Trust is empowered to indemnify persons in certain circumstances where they are not involved in intentional misconduct, knowing violation of law or where they have not derived improper personal benefit or with respect to criminal actions had no reasonable cause to believe that their actions are unlawful. For a complete description of such indemnifications and limitations of liability, see the appropriate provisions of the Declaration and the Bylaws.

Pursuant to the general authority of Section 2.15 of the Declaration, the Trust has entered into agreements with the Adviser and Custodian which specifically reference Article V of the Declaration and furthermore, with respect to the Custodian, limit the liability of the Custodian to the extent that the Custodian acts in good faith in the exercise of reasonable care. See Article IV of the Adviser Agreement and  the Administrator Agreement included herewith as Exhibits (d) and  (h) respectively and Article VIII of the Custodian Agreement included herewith as Exhibit (g).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification by the Registrant is against public policy as expressed in the Act and, therefore, may be unenforceable. In the event that a claim for such indemnification (except insofar as it provides for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person and the Securities and Exchange Commission is still of the same opinion, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 31.

Business and Other Connections of the Investment Adviser

Not Applicable.

 Item 32.

Principal Underwriters

(A) Not Applicable.

(B) Not Applicable.

(C) Not Applicable.

Item 33.

Location of Accounts and Records

All required accounts, books and records are maintained by Miles Capital, Inc. 1415 28th Street, Suite 200, West Des Moines, Iowa 50266.

Item 34.

Management Services

Not Applicable.

Item 35.

Undertakings

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned on the 28th day of October, 2014, thereunto duly authorized pursuant to a resolution unanimously adopted by the Board of Trustees on August 27, 2014.

IOWA PUBLIC AGENCY INVESTMENT TRUST

By:

/s/ Brent Hinson

Brent Hinson, Chairman of the Board